Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No.333-204165) and Form S-8 (No.333-31346, No.333-68640, No.333-101640, No.333-148148, No.333-168679, No.333-188634 and No.333-219180) of American International Group, Inc. of our report dated February 16, 2018 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in the Annual Report on Form 10-K.

 /s/ PricewaterhouseCoopers LLP

New York, New York

February 16, 2018